UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2026

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2026, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, increased the size of the Board to 13 members and appointed Kevin J. Tracey, M.D., to serve as a member of the Board. The Board has determined that Dr. Tracey will not serve on a Board committee initially.

There is no arrangement or understanding between Dr. Tracey and any other persons pursuant to which he was selected as a director of the Company. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Dr. Tracey had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with Dr. Tracey’s appointment to the Board, the Company awarded him 1,220 restricted stock units under the Company’s Amended and Restated 2015 Stock Incentive Plan. These awards were granted on January 21, 2026. These awards were granted in accordance with the Company’s standard non-employee director compensation program (the “Director Compensation Program”), as described in the Company’s definitive proxy statement for its 2025 annual meeting of shareholders, filed with the Securities and Exchange Commission (“SEC”) on April 29, 2025. Dr. Tracey will be provided further compensation for his services in accordance with the Director Compensation Program. Dr. Tracey and the Company also entered into the Company’s standard indemnification agreement for directors and executive officers, effective January 21, 2026, the form of which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 1, 2021.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2026, the Board also approved amendments to, and the restatement of, the Company’s Tenth Amended and Restated Bylaws. The Eleventh Amended and Restated Bylaws (the “Bylaws”) became effective upon approval by the Board.

The amendments to the Bylaws consisted of changes to:

•	Sections 2.5 and 2.14 to implement a cure process for certain deficiencies in director nomination notices submitted by shareholders. Specifically, for nomination notices received by the Company within the time periods specified in the Bylaws, the Company will notify shareholders of certain deficiencies in the notice and there will be an opportunity to cure such deficiencies within the relevant time period specified.

•	Section 2.9 to remove language providing that, except as otherwise required by law or by the Certificate of Incorporation, on any election or question the Board may require a vote larger than a majority of the voting power of all shares of stock entitled to vote thereon, present in person or by proxy, at the meeting.

•	Section 9.6 to lower the required vote for stockholders to alter, repeal, or amend the Bylaws from the affirmative vote of 80% to the affirmative vote of a majority of the voting power of the Company’s outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

The Bylaws also incorporate various other technical conforming changes.

The foregoing summary is qualified in its entirety by reference to the text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.               Regulation FD Disclosure.

A copy of the press release announcing Dr. Tracey’s appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

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The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act as amended, regardless of any general incorporation language in such filing.

Item 9.01.               Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
3.1	Eleventh Amended and Restated Bylaws of United Therapeutics Corporation
99.1	Press release dated January 22, 2026
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: January 22, 2026	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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